EXHIBIT 77C

Special Meetings of Shareholders

A Special Meeting of Shareholders was held on November 30, 1999, postponed and recommenced December 8, 1999. At the meeting, shareholders of the Fund were asked to consider and act upon seven issues: the election of the seven nominees for trustee; ratification of the selection of Ernst & Young LLP as the Fund's independent auditors; the approval of a proposal to reorganize the Fund into a Delaware business trust; the approval of new investment objectives for several funds; the approval of standardized fundamental investment restrictions; the approval of a Rule 12b-1 distribution plan for Class N of each Fund; the approval of an Amended Management Agreement. The results of all matters voted on by shareholders of the Funds at the Special Meeting were as follows:


1) To elect seven (7) Directors to the Board of the Fund.

Growth Fund                     For                     Withheld
Conrad Fischer                  24,059,037              529,181
Grant Beadle                    24,050,245              537,973
Theodore Bosler                 24,050,665              537,553
John P. Kayser                  24,059,458              528,760
Ann P. McDermott                24,036,471              551,747
John B. Schwemm                 24,057,406              530,812
Robert E. Wood II               24,051,268              537,050


International Growth Fund
Conrad Fischer                  10,034,251              27,428
Grant Beadle                    10,034,251              27,428
Theodore Bosler                 10,034,251              27,428
John P. Kayser                  10,034,251              27,428
Ann P. McDermott                10,034,251              27,428
John B. Schwemm                 10,034,251              27,428
Robert E. Wood II               10,034,251              27,428


Emerging Markets Growth Fund
Conrad Fischer                     255,464               5,013
Grant Beadle                       255,464               5,013
Theodore Bosler                    255,464               5,013
John P. Kayser                     255,464               5,013
Ann P. McDermott                   255,464               5,013
John B. Schwemm                    255,464               5,013
Robert E. Wood II                  255,464               5,013

Value Discovery Fund
Conrad Fischer                   2,131,919               3,381
Grant Beadle                     2,131,919               3,381
Theodore Bosler                  2,131,919               3,381
John P. Kayser                   2,131,919               3,381
Ann P. McDermott                 2,131,919               3,381
John B. Schwemm                  2,131,919               3,381
Robert E. Wood II                2,131,919               3,381


Income Fund
Conrad Fischer                  12,167,511             218,950
Grant Beadle                    12,167,511             218,950
Theodore Bosler                 12,167,511             218,950
John P. Kayser                  12,167,511             218,950
Ann P. McDermott                12,167,511             218,950
John B. Schwemm                 12,167,511             218,950
Robert E. Wood II               12,167,511             218,950


Ready Reserves Fund
Conrad Fischer                 624,895,175           9,820,656
Grant Beadle                   624,934,068           9,781,763
Theodore Bosler                624,946,331           9,769,500
John P. Kayser                 624,860,184           9,855,647
Ann P. McDermott               624,765,727           9,950,104
John B. Schwemm                624,840,038           9,875,792
Robert E. Wood II              624,908,173           9,807,658


2) To ratify the selection of Ernst & Young LLP as independent auditors of the Fund for the current fiscal year.

                                For             Against         Abstain
Growth Fund                     24,036,096      275,440         276,682
International Growth Fund       10,029,692       22,234           9,242
Emerging Markets Growth Fund       259,226        1,251               0
Value Discovery Fund             2,132,360          650           2,290
Income Fund                     12,110,401      137,653         138,408
Ready Reserves Fund             622,980,379   2,236,920       9,498,531




3) To approve a proposal to reorganize the Fund into a Delaware business trust.

a) To approve an amendment to the Articles of Incorporation of the Company to permit actions, including the reorganization, to be approved by the affirmative vote of a majority of the outstanding shares of the Fund.

                                For             Against         Abstain
Growth Fund                     21,141,341      618,456         344,322
International Growth Fund        6,320,886      123,788          19,122
Emerging Markets Growth Fund       255,925        3,651               0
Value Discovery Fund             2,109,212        8,445           2,552
Income Fund                     12,013,443      143,088         183,384
Ready Reserve Fund             615,581,226    8,735,993      10,398,612


b)	To approve an Agreement and Plan of Reorganization pursuant to which the Fund will be reorganized into a Delaware business trust.


                                For             Against         Abstain
Growth Fund                     20,612,888      1,090,246       400,986
International Growth Fund        6,145,576        303,553        14,667
Emerging Markets Growth Fund       256,025          2,751           800
Value Discovery Fund             2,117,607            468         2,134
Income Fund                     11,990,443        165,659       183,813
Ready Reserve Fund             615,102,176      7,487,427    12,126,228

4) To approve new investment objectives for the William Blair Growth Fund, the William Blair International Growth Fund, the William Blair Income Fund, and the William Blair Ready Reserves Fund.

                                For             Against         Abstain
Growth Fund                     20,472,994      1,022,561       608,565
International Growth Fund        6,311,124        131,164        21,507
Income Fund                     11,756,353        356,527       227,036
Ready Reserves Fund            590,154,733     26,605,199    17,955,899


5) To approve standardized fundamental investment restrictions for each of the William Blair Growth Fund, William Blair International Growth Fund, William Blair Emerging Markets Growth Fund, William Blair Value
        Discovery         Fund, William Blair Income Fund, and William Blair
        Ready Reserves Fund and to reclassifying the remaining fundamental restrictions as nonfundamental.

a) To adopt a new fundamental investment restriction concerning the concentration of the Fund's investments in the same industry.

                                For             Against         Abstain
Growth Fund                     20,507,056      1,150,073       446,990
Value Discovery Fund             2,083,947         32,544         3,718
International Growth Fund        6,389,670         53,602        20,496
Emerging Markets Growth Fund       258,676            900             0
Income Fund                     11,754,543        359,428       225,943
Ready Reserves Fund            599,892,932     16,315,541    18,507,359


b) To adopt a new fundamental investment restriction concerning borrowing money and issuing senior securities.

                                For             Against         Abstain
Growth Fund                     20,427,475      1,229,605       447,039
International Growth Fund        6,367,085         78,398        18,313
Emerging Markets Growth Fund       257,225          2,351             0
Value Discovery Fund             2,066,691         49,538         3,980
Income Fund                     11,802,212        337,820       199,882
Ready Reserves Fund            583,740,969     32,742,768    18,232,094


c) To adopt a new fundamental investment restriction concerning underwriting securities.

                                For             Against         Abstain
Growth Fund                     20,506,514      1,151,380       446,226
International Growth Fund        6,367,020         77,974        18,803
Emerging Markets Growth Fund       257,725          1,851             0
Value Discovery Fund             2,084,947         31,700         3,562
Income Fund                     11,808,814        336,041       195,059
Ready Reserves Fund            585,817,858     30,900,684    17,997,289



d) To adopt a new fundamental investment restriction concerning investments in real estate.

                                For             Against         Abstain
Growth Fund                     20,359,934      1,304,892       439,294
International Growth Fund        6,388,432         57,075        18,289
Emerging Markets Growth Fund       257,925          1,651             0
Value Discovery Fund             2,084,098         32,549         3,562
Income Fund                     11,754,383        381,653       203,878
Ready Reserves Fund            582,894,096     33,769,018    18,052,716

e) To adopt a new fundamental investment restriction concerning investments in commodities.

                                For             Against         Abstain
Growth Fund                     20,245,583      1,413,743       444,794
International Growth Fund        6,350,660         95,283        17,852
Emerging Markets Growth Fund       257,225          2,351             0
Value Discovery Fund             2,075,038         41,453         3,718
Income Fund                     11,736,672        400,028       203,215
Ready Reserves Fund            584,007,963     32,762,728    17,945,140


f) To adopt a new fundamental investment restriction concerning lending by the Fund.

                                For             Against         Abstain
Growth Fund                     20,333,671      1,331,146       439,301
International Growth Fund        6,363,418         82,134        18,244
Emerging Markets Growth Fund       257,725          1,851             0
Value Discovery Fund             2,084,674         31,973         3,562
Income Fund                     11,741,948        389,529       208,437
Ready Reserves Fund            588,327,475     31,577,843    14,810,513


g) To reclassify all remaining fundamental investment restrictions as nonfundamental.

                                For             Against         Abstain
Growth Fund                     18,873,544      2,717,217       513,360
International Growth Fund        6,361,738         82,429        19,629
Emerging Markets Fund              257,125          1,651           800
Value Discovery                  2,083,503         32,806         3,900
Income Fund                     11,737,312        344,560       258,044
Ready Reserve Fund             586,355,602     32,905,027    15,455,202


6) To approve a Rule 12b-1 distribution plan with William Blair & Company, L.L.C. for Class N shares for each Fund.

                                For             Against         Abstain
Growth Fund                     4,154,327       637,800         62,966
International Growth              821,771        69,756          8,487
Emerging Markets Fund               3,966             0              0
Value Discovery                   142,462        11,560            593
Income Fund                       782,073       127,195        112,163
Ready Reserves Fund           606,035,409    15,812,676     12,867,746



7) To approve an Amended Management Agreement for the Growth Fund, Income Fund and Ready Reserves Fund.

                                For             Against         Abstain
Growth Fund                     23,234,070      917,398         436,750
Income Fund                     11,996,168      183,627         206,667
Ready Reserves Fund             611,176,761  10,874,775      12,664,295